EXHIBIT 99.1

New Study Shows Significant Improvement in Cellulite and Skin Laxity with Advanced Minimally Invasive Treatment Utilizing Avéli® and Renuvion®

Published data demonstrates visible reduction in dimpling and progressive tissue remodeling through a single-session approach

Clearwater, Fla. - May 21, 2026 – Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical”; the “Company”), the leader in surgical aesthetics products marketed and sold as Renuvion® and the AYON Body Contouring System™ (AYON), today announced the publication of new clinical data in Aesthetic Surgery Journal Open Forum highlighting a promising approach to improving cellulite and skin laxity, two of the most common aesthetic concerns among women. The prospective investigator initiated clinical study(1) evaluated a combination treatment approach utilizing Avéli® (Tiger Aesthetics Medical, LLC) for targeted subcision to disrupt fibrous septae, followed by Renuvion to reduce skin laxity through controlled helium plasma radiofrequency energy. Cellulite impacts up to 90% of post-pubertal women and is driven by fibrous bands pulling the skin downward, along with thinning skin and fat protrusion, resulting in visible dimpling which is often worsened by the presence of laxity. In this study, 22 patients received a single treatment session combining these modalities to address both the structural and surface level causes of cellulite and skin laxity. Results showed progressive improvement over time, with visible reductions in cellulite. In a subset of patients, increased levels of collagen and elastin through 180 days post-treatment was observed.

Results at 180 days post-treatment:

●	Up to 81.8% of patients showed improvement in cellulite appearance
●	Objective 3D imaging demonstrated measurable reductions in dimple volume, surface area, and depth, including complete resolution in select cases
●	Histological analysis in a subset of patients demonstrated increases in collagen and elastin, with improved dermal architecture and evidence of progressive tissue remodeling

“As the patient profile continues to evolve, a more comprehensive approach to cellulite and skin laxity is needed to address the multifactorial nature of these concerns,” said Regis Cain, Senior Director of Marketing at Apyx Medical.  “Avéli® and Renuvion® are effective on their own and when combined as in this study, demonstrate significant and sustained improvement by addressing both the structural cause of dimpling and the quality of the skin itself.”

“Cellulite and skin laxity are complex concerns that often require a multi-modality approach,” said Barry E. DiBernardo, MD, lead investigator of the study. “The results demonstrated progressive improvement over time by addressing both the fibrous septae responsible for dimpling and the quality of the overlying skin.” The findings add to a growing body of evidence supporting complimentary treatment approaches designed to address both the structural and skin quality components of cellulite and laxity.”

(1)Barry E DiBernardo, A Prospective Clinical Evaluation of Combined Targeted Verifiable Subcision and Helium Plasma Radiofrequency for the Treatment of Cellulite and Skin Laxity, Aesthetic Surgery Journal Open Forum, Volume 8, 2026, ojag047, https://doi.org/10.1093/asjof/ojag047

About AYON Body Contouring SystemTM:

AYON is a groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, and Renuvion’s tissue contraction and electrosurgical capabilities, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. With advanced features like LIFT Technology for real-time adjustments and Renuvion for enhanced tissue contraction, AYON sets a new standard in surgical care, streamlining procedures and maximizing patient outcomes. Backed by Apyx Medical’s expertise and evidence-based design, AYON delivers consistent, reliable performance and an unmatched return on investment. As the first of its kind, AYON is revolutionizing body contouring and shaping the future of aesthetic surgery.

About Apyx Medical Corporation:

Apyx Medical Corporation is a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® and the AYON Body Contouring SystemTM in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The AYON Body Contouring System is an FDA-cleared, groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, electrosurgical capabilities and Renuvion for tissue contraction, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, statements regarding the Company’s anticipated public offering, including the completion of the public offering on the anticipated terms and the use of proceeds therefrom, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com